Exhibit 2

Joint Filing Agreement
In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree that only one statement containing the information required by Schedule 13G and any further amendments thereto need to be filed with respect to the beneficial ownership by each of the undersigned of shares of common stock of OceanFirst Financial Corp., and further agree that this Joint Filing Agreement be included as an exhibit to the Schedule 13G provided that, as contemplated by Section 13d-1(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
Dated:  February 16, 2018

WL ROSS & CO. LLC

By:	/s/ Ben Gruder
Name: Ben Gruder
Title: Authorized Person

WLR SBI ACQUISITIONCO, LLC

By:	WLR Recovery Associates IV, L.P.,
its Sole Manager
By:	WLR Recovery Associates IV LLC,
its General Partner
By:	WL Ross & Co. LLC,
its Managing Member

By:	/s/ Ben Gruder
Name: Ben Gruder
Title: Authorized Person

WLR RECOVERY FUND IV, L.P.

By:	WLR Recovery Associates IV LLC,
its General Partner
By:	WL Ross & Co. LLC,
its Managing Member

By:	/s/ Ben Gruder
Name: Ben Gruder
Title: Authorized Person

WLR RECOVERY ASSOCIATES IV LLC

By:	WL Ross & Co. LLC,
its Managing Member

By:	/s/ Ben Gruder
Name: Ben Gruder
Title: Authorized Person